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                                  EXHIBIT (11)
                          NAPCO SECURITY SYSTEMS, INC.
                  COMPUTATION OF EARNINGS PER SHARE (unaudited)

                                                   Six Months Ended
                                                      December 31,
                                               ------------------------
                                                1996              1995
                                               ------            ------
                                         (in thousands, except per share data)
Average Shares Outstanding                      4,368             4,368
Add:    Common Stock Equivalents                   10                23
                                               ------            ------
Weighted Average Shares Outstanding             4,377             4,391
                                               ======            ======
Net Income                                     $  906            $  626
                                               ======            ======
Earnings Per Share                             $ 0.21            $ 0.14
                                               ======            ======

                                                   Three Months Ended
                                                      December 31,
                                               ------------------------
                                                1996              1995
                                               ------            ------
                                         (in thousands, except per share data)
Average Shares Outstanding                      4,368             4,368
Add:    Common Stock Equivalents                   10                 7
                                               ------            ------
Weighted Average Shares Outstanding             4,377             4,375
                                               ======            ======
Net Income                                     $  533            $  288
                                               ======            ======
Earnings Per Share                             $ 0.12            $ 0.07
                                               ======            ======


Primary earnings per share computations are based on the weighted average number of shares outstanding plus common stock equivalents calculated at the monthly average market price per share.

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